Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol:  VGZ

Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Announces Combined Mineral Resource Estimate for the Yellow Pine - Golden Meadows Project in Valley County, Idaho

Denver, Colorado, March 2, 2011 — Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Company”) today announced that it has received from Midas Gold, Inc. (“Midas”) the reports containing estimates of the gold mineral resources for the Hangar Flats and West End deposits. These two gold deposits are located close to Vista’s Yellow Pine project.  As previously announced, Vista and Midas have entered into a Combination Agreement pursuant to which Vista and Midas have agreed to combine Midas’ Hangar Flats and West End deposits with Vista’s Yellow Pine project (the “Combination”) into a new company, Midas Gold Corp. (“Midas Gold”).  Assuming the completion of the Combination, Vista will own 35% of the shares of Midas Gold.  Completion of the Combination is subject to a number of conditions, including receipt of approval of the shareholders of Midas and other customary approvals and closing conditions.  The completion of the Combination is expected to occur in April 2011, following the approval of Midas’ shareholders. Key Midas shareholders and management have entered into voting support agreements pursuant to which they have agreed to vote in favor of the Combination.

Highlights of the new resource estimates for Hangar Flats and West End deposits indicate:

•                  Combined estimated indicated mineral resources of 1.7 million oz of gold

•                  Combined estimated inferred mineral resources of 1.6 million oz of gold

•                  Multiple advanced exploration targets with potential to grow the resource base

Combined with Vista’s Yellow Pine deposit the new project, known as Golden Meadows, will have an estimated 3.95 million ounces measured and indicated mineral resources and 2.4 million ounces of inferred mineral resources, based on current estimations. Also, Golden Meadows will have multiple advanced exploration targets with potential to expand the existing resource.

Commenting on the proposed combination Vista’s Executive Chairman and CEO, Mike Richings, stated: “We acquired Yellow Pine in 2003 when gold prices were low.  The project had a substantial gold resource but because of a limited land position, Yellow Pine did not have significant exploration upside on its own and was additionally burdened by a 5% NSR royalty. As this royalty and the surrounding land is held by Midas, the logic for combining our interests was compelling.  By retaining a 35% interest in the combined properties, we will have a significant interest in a major gold district and gain exposure to the potential for new discoveries on Midas Gold’s properties. The combined holdings of Midas Gold will total 12,720 acres, with multiple, advanced exploration targets along identified trends.  We believe the

Combination with Midas is key to unlocking the full potential value of Yellow Pine and the Yellow Pine-Stibnite gold district.”

The independent resource estimate for our Yellow Pine deposit was initially announced by Vista on November 19, 2003, and the “Yellow Pine Project, Idaho, USA, Technical Report” dated November 17, 2003 was filed on SEDAR on December 12, 2003. Vista subsequently incorporated those mineral resource estimates in the “Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho” dated December 13, 2006 (the “PEA”) filed on SEDAR on December 15, 2006. The PEA was prepared by Pincock, Allen and Holt (PAH) under the direction of Mr. Barton Stone.  Mr. Stone is an independent qualified person as defined by Canada’s National Instrument 43-101 (“NI 43-101”) and has reviewed and consented to the disclosure in this release.

The mineral resource estimates for the Hangar Flats and West End deposits were prepared by SRK Consulting (US) Inc. (“SRK”) in accordance with NI 43-101 under the direction of Mr. Bart Stryhas, PhD, CPG, an independent qualified person as defined by NI 43-101. Mr. Bart Stryhas has reviewed and consented to the disclosure in this release.  Midas Gold has previously announced that it has retained SRK to complete a new mineral resource estimate for Vista’s Yellow Pine deposit. Midas has advised us that it expects the study to be completed by the end of March 2011. The SRK reports for Hangar Flats and West End Deposits can be found on the Midas website www.midasgoldinc.com .

The PAH technical reports can be found at the Company’s website at www.vistagold.com and the SRK reports on Hangar Flats and West End addressed to Vista will be filed on SEDAR within 45 days of this release and will at that time be posted on Vista’s website.

Based on the SRK and PAH technical reports, the estimated gold resources for the Golden Meadow’s project are:

Measured & Indicated Resources(1)(3)	Cut-off Grade (g/t gold)	Tonnes (millions)	Gold Grade (g/t)	Contained Gold (000s oz)
Yellow Pine (4)
Measured	0.86	14.82	2.41	1,147
Indicated	0.86	15.88	2.10	1,071
Measured & Indicated	0.86	30.70	2.25	2,218
Hangar Flats Sulphide
Indicated	0.65	9.70	2.00	625
West End Oxide
Indicated	0.27	7.50	0.96	232
West End Sulphide
Indicated	0.55	18.30	1.51	889
West End & Hangar Flats (5)
Indicated		35.50	1.53	1,746
Golden Meadows Combined (5)
Measured		14.82	2.41	1,147
Indicated		51.38	1.71	2,817
Measured & Indicated		66.20	1.86	3,964

Inferred Resources(2)(3)	Cut-off Grade (g/t gold)	Tonnes (millions)	Gold Grade (g/t)	Contained Gold (000s oz)
Yellow Pine (4)
Inferred	0.86	14.56	1.75	819
Hangar Flats Oxide
Inferred	0.30	1.50	0.79	38
Hangar Flats Sulphide
Inferred	0.65	15.6	2.44	1,223
West End Oxide
Inferred	0.27	1.16	0.83	31
West End Sulphide
Inferred	0.55	7.71	1.40	348
West End & Hangar Flats (5)
Inferred		25.97	1.96	1,640
Golden Meadows Combined (5)
Inferred		40.53	1.89	2,459

(1) Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release and the resource analysis report use the terms “measured resources”, “indicated resources” and “measured and indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, these terms are not defined terms under the United States Securities and Exchange Commission’s (the “SEC”)  Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

(2) Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This press release uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. Investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

(3) All mineral resources reported for Hangar Flats and West End are hosted in Whittle pit shells as described in the SRK technical reports.  Midas Gold has engaged SRK to prepare a new mineral resource estimate in accordance with NI 43-101 for Vista’s Yellow Pine deposit which could result in changes to the current PAH mineral estimate due to different approaches to mineral resource estimation and economic conditions.

(4) The PEA dated December 16, 2006 reports the estimated Yellow Pine resources in imperial units (ie. short tons and ounces gold per short ton).  For comparative purposes, the estimated Yellow Pine resources have been converted to metric units (ie. tonnes and grams gold per tonne).

(5) Each deposit and mineralization type (ie. oxides and sulfides) has been modeled based on different economic parameters and no attempt has been made to calculate a weighted average cut-off grade.  Totals are included for illustrative purposes only.

Hangar Flats Mineral Resource Estimate

Mineralization associated with the Hangar Flats deposit has a primary structural control.  The Meadow Creek fault zone and adjacent quartz monzonite units are the primary hosts for gold mineralization.  The

Meadow Creek fault zone consists of two high angle faults, both striking north-south and dipping 80° to 85° west. The geology and grade of the deposit have been modeled using industry standard software and methodologies. The resource database for the Hanger Flats deposit is comprised of 137 drillholes totaling 17,245m (including 37 core holes drilled in 2009 and 2010) and 2,652 underground samples totaling 4,173m. The grades have been estimated using an inverse distance squared algorithm. The results of the resource estimation provided a CIM classified indicated and inferred mineral resource estimate.  SRK reports that the mineral resources were classified mainly on sample support and sample spacing.

The cut-off grades for the oxide and sulfide resources were calculated at a gold price of $1,200 per ounce and reflect the existence of a 5% NSR royalty and differences in recoveries and processing costs that are expected to be associated with the different ore types.  The mineral resources are confined within a conceptual Whittle® pit design based on the same parameters used for the cut-off grade and a 45° pit slope.

West End Mineral Resource Estimate

Mineralization associated with the West End deposit has a primary structural control and a secondary lithologic control. The West End fault zone consists of three, major high angle faults striking at azimuth 30° and dipping 50 to 75° southeast. The width of the fault zone, as measured between the Footwall and the Hanging Wall faults, varies from 100 to 300 ft. The geology and grade of the deposit have been modeled using industry standard software and methodologies. The resource database for the West End deposit is comprised of 622 drillholes, totaling 181,783ft. There are 517 reverse circulation drill holes and 105 core holes. The grades have been estimated using an inverse distance squared algorithm. The results of the resource estimation provided a CIM classified indicated and inferred mineral resource estimate.  SRK reports the quality of the drilling and data is very good and the mineral resources were classified mainly according to the general drillhole spacing.

The cut-off grades for the oxide and sulfide resources were calculated at a gold price of $1,200 per ounce and reflect differences in recoveries and processing costs that are expected to be associated with the different ore types.  The mineral resources are confined within a conceptual Whittle® pit design based on the same parameters used for the cut-off grade and a 50° pit slope based on historic mining practices.

Yellow Pine Mineral Resource Estimate

The Yellow Pine mineral resource estimates were prepared in 2003 and incorporated into a preliminary economic assessment filed on SEDAR on December 15, 2006.  The Yellow Pine resources were calculated using data from 538 reverse circulation and core drill holes totaling 36,857 meters.  Vista has not completed any drilling on the Yellow Pine project since 2003.

Exploration Potential at the Combined Golden Meadows Project

The combined Golden Meadows project, assuming completion of the Combination, contains potential to grow the existing resource and to discover new deposits.  The Hangar Flats trend is open to the north, where mineralization has been continuously traced by trenching, wide spaced drilling and underground exploration drifts for a distance approximately equivalent to that currently hosting the currently defined mineral resources at Hangar Flats.  The West End mineral resource is open along strike to the NE and SW and down dip to the SE.  Midas has indicated that these areas will be a priority exploration focus in 2011.  In addition, the Yellow Pine deposit remains open to expansion in a number of directions, particularly on strike to the NE.  This potential is also expected be evaluated by Midas Gold in 2011.  For further exploration see information contained on the Midas Gold website: www.midasgoldinc.com.

Vista’s President & COO, Fred Earnest, stated: “The consolidation of the district presents an opportunity to fully evaluate the exploration potential of the district without the constraints of fractional ownership.  The interrelated nature of the deposits in this district has not previously been fully evaluated.  We are pleased with the results of Midas’ 2010 exploration program and look forward to the implementation of this year’s exploration plans. Midas’ management has discussed with us its comprehensive program for 2011 designed to confirm and expand existing resource estimates, to follow up on and further delineate advanced targets and to test some interesting new areas identified in Midas’ previous field programs.”

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the completion of the Combination, the impact and benefit of combining Vista’s Yellow Pine gold project with Midas’ Hangar Flats and West End deposits, the potential to expand existing resources and for new discoveries, the impact of the Combination on our share price, the timing and completion of SRK’s technical report on Yellow Pine, potential changes in our current Yellow Pine mineral resource estimate, results of Midas’ 2011 exploration plan, estimates of mineral resources, the conversion of inferred resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic”, “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks that Vista’s, Midas’ or Midas Gold’s acquisition, exploration and property efforts will not be successful, risks that may affect Vista’s or Midas’ ability to complete the Combination, including risks that Midas may be unable to obtain the required shareholder approval, uncertainty of reserve and resource estimates, estimates of results based on such reserve and resource and reserve estimates; risks relating to completing metallurgical testing; uncertainty of future feasibility study results; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays at Yellow Pine, Hangar Flats and West End projects; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed on November 9, 2010, and other documents filed with the SEC and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  All mineral resource estimates contained in this press release, including the terms “measured mineral resources,” “indicated mineral resources”, and “inferred mineral resources” have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the SEC.  The resource and reserve information contained in this press release is not comparable to similar information disclosed by U.S. companies.  See the Cautionary Notes to U.S. Investors above.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com